UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2015

________________

ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

________________

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 20, 2015, ServiceSource International, Inc. (the "Company") announced that Ashley Johnson will resign as the Chief Customer Officer of the Company, effective as of April 20, 2015, and will no longer be an executive officer of the Company as specified under Section 16 of the Securities Exchange Act of 1934, as amended. Ms. Johnson will assist the senior management of the Company with such duties as the Company may require in order to effect an orderly transition of her prior responsibilities. The Company greatly appreciates the contributions Ms. Johnson has made to ServiceSource.

Item 8.01    Other Events.

The Company also announced on April 20, 2015 the appointment of Gregory Hopkins as Chief Customer Officer. Previously, Mr. Hopkins was the executive vice president of global sales for Stream Global Services, Inc., a global business process outsourcing service provider, which was acquired in March 2014 by Convergys Corporation.

On April 20, 2015, the Company issued a press release announcing these management changes. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K. The information in the press release attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated April 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2015

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated April 20, 2015